SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               WATSCO, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               WATSCO, INC.
                  -------------------------------------------
                  (Name of Persons(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transactions apply:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 -11:

    (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, schedule or registration statement no.:

    (3) Filing party:

    (4) Date filed:

                                  WATSCO, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 3, 1996
- --------------------------------------------------------------------------

To the Shareholders of Watsco, Inc.:

   NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of Watsco, Inc., a Florida corporation (the "Company"), will be held at 10:00 A.M., Eastern Standard Time, on Monday, June 3, 1996, at the Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida 33133, for the following purposes:

      (1) To elect three members to the Company's Board of Directors to hold office until the 1999 Annual Meeting of Shareholders or until their successors are duly elected and qualified, one of whom will be elected by the holders of Common Stock and two of whom will be elected by the holders of Class B Common Stock;

      (2) To consider and act upon a proposal to ratify the action of the Board of Directors amending the Company's 1991 Stock Option Plan to increase the aggregate number of shares of Common Stock and Class B Common Stock available for grant under the plan by 500,000 shares;

      (3) To consider and act upon a proposal to approve the Incentive Plan for the President and Chief Executive Officer of the Company;

      (4) To ratify the reappointment of Arthur Andersen LLP as the Company's independent certified public accountants for the year ended December 31, 1996; and

      (5) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

   The Board of Directors has fixed the close of business on April 5, 1996 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

   Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                             By Order of the Board of Directors

                                             RONALD P. NEWMAN, Secretary

Coconut Grove, Florida
April 15, 1996

   THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

                     1996 ANNUAL MEETING OF SHAREHOLDERS
                                      OF
                                 WATSCO, INC.
- -----------------------------------------------------------------------------
                               PROXY STATEMENT
- -----------------------------------------------------------------------------

                    DATE, TIME AND PLACE OF ANNUAL MEETING

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Watsco, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.50 per share (the "Common Stock"), and the Company's Class B Common Stock, par value $.50 per share (the "Class B Common Stock"), for use at the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at 10:00 A.M., Eastern Standard Time, on Monday, June 3, 1996, at the Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida 33133, and at any adjournments or postponements thereof, pursuant to the enclosed Notice of Annual Meeting. This Proxy Statement and the enclosed form of proxy are first being sent to holders of Common Stock and Class B Common Stock on or about April 15, 1996. Shareholders should review the information provided herein in conjunction with the Company's 1995 Annual Report to Shareholders (the "1995 Annual Report") which accompanies this Proxy Statement. The complete mailing address, including zip code, of the Company's principal executive office is 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133.

                         INFORMATION CONCERNING PROXY

   The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

   The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and telegraph. They will receive no compensation therefor in addition to their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                           PURPOSES OF THE MEETING

   At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

   (1) To elect three members to the Company's Board of Directors to hold office until the 1999 Annual Meeting of Shareholders or until their successors are duly elected and qualified, one of whom will be elected by the holders of Common Stock and two of whom will be elected by the holders of Class B Common Stock;

   (2) To consider and act upon a proposal to ratify the action of the Board of Directors amending the Company's 1991 Stock Option Plan to increase the aggregate number of shares of Common Stock and Class B Common Stock available for grant under the plan by 500,000 shares;

   (3) To consider and act upon a proposal to approve the Incentive Plan for the President and Chief Executive Officer of the Company;

   (4) To ratify the reappointment of Arthur Andersen LLP as the Company's independent certified public accountants for the year ended December 31, 1996; and

   (5) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

   Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) for the election of the respective nominees for director named below to be elected by the holders of Common Stock and by the holders of Class B Common Stock (see "Outstanding Voting Securities and Voting Rights"), and (b) in favor of all other proposals described in the Notice of Annual Meeting or as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification so made.

               OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

   The Board of Directors has set the close of business on April 5, 1996, as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 7,549,231 shares of Common Stock and 1,440,878 shares of Class B Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 25 percent of the directors of the Company (rounded up to the next whole number), which presently equates to three directors. Holders of Class B Common Stock are entitled to ten votes per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 75 percent of the directors (rounded down to the next whole number), which presently equates to six directors. See "Election of Directors."

   The attendance, in person or by proxy, of the holders of Common Stock and Class B Common Stock representing a majority of the combined voting power of the outstanding shares of such stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. For purposes of electing directors at the Annual Meeting, the nominees receiving the greatest number of votes of Common Stock and Class B Common Stock, voting as separate classes, shall be elected as directors.

   The affirmative vote of a majority of votes of Common Stock and Class B Common Stock present, in person or by proxy at the Annual Meeting and voting together as a single class, is required for the approval of (i) the proposal to amend the 1991 Stock Option Plan (the "1991 Plan"); (ii) the Incentive Plan for Albert H. Nahmad; (iii) the proposal to ratify the reappointment of Arthur Andersen LLP as the Company's independent certified public accountants for the year ended December 31, 1996; and (iv) any other matter that may be submitted to a vote of the Company's shareholders.

   As of the Record Date, the directors and executive officers of the Company and certain entities affiliated with such persons beneficially owned (i) Common Stock representing 5.4% of the outstanding shares of Common Stock,
(ii) Class B Common Stock representing 55.1% of the outstanding shares of Class B Common Stock and (iii) 38.1% of the aggregated combined votes of Common Stock and Class B Common Stock entitled to be cast at the Annual Meeting. Such persons and entities have informed the Company that they intend to vote all of their shares of Common Stock and Class B Common Stock in favor of all proposals set forth in the Proxy Statement.

   Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock and Class B Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. If less than a majority of the combined voting power of the outstanding shares of Common Stock and Class B Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

   A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                        BENEFICIAL SECURITY OWNERSHIP

   The following table sets forth as of the Record Date, information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock by (i) each shareholder known by the Company to beneficially own more than 5% of any class of the Company's voting securities, (ii) each director of the Company who owns any such shares, (iii) each executive officer named in the Summary Compensation Table in "Executive Compensation", and (iv) all directors and executive officers as a group. The table also sets forth, in its final column, the combined voting power of the voting securities on all matters presented to the shareholders for their approval except for the election of directors and for such separate class votes as are required by Florida law.

                                                                          CLASS B
                                              COMMON STOCK              COMMON STOCK
                                              BENEFICIALLY              BENEFICIALLY           COMBINED
                                                OWNED(2)                  OWNED(2)              PERCENT
NAME AND ADDRESS                         ----------------------   ------------------------     OF VOTING
OF BENEFICIAL OWNERS(1)                    SHARES      PERCENT       SHARES      PERCENT     SECURITIES(2)
- ---------------------------------------  ----------  ----------   ------------  ----------  --------------
Alna Capital Associates(3) ............    106,790       1.4%        677,345       41.8%         29.0%
Albert H. Nahmad(4) ...................    313,965       4.1       1,216,893       61.9          45.5
Rheem Manufacturing Company (5)  ......    964,361      12.8           --           --            4.4
T. Rowe Price and Associates, Inc.(6)      598,000       7.9           --           --            2.7
FMR Corp.(7) ..........................    430,130       5.7         108,780        7.5           6.9
Putnam Investments, Inc. (8) ..........    378,750       5.0           --           --            1.7
Dimensional Fund Advisers, Inc.(9)  ...       --         --           75,171        5.2           3.4
D. A. Coape-Arnold(10) ................     27,988        *            8,269         *             *
David B. Fleeman(11) ..................    132,367       1.7          25,279        1.7           1.7
James S. Grien(12) ....................      4,500        *            2,250         *             *
Roberto Motta(13) .....................     96,607       1.3          62,081        4.2           3.2
Paul F. Manley(14) ....................     15,833        *              558         *             *
Bob L. Moss(15) .......................     26,453        *            --           --             *
Alan H. Potamkin(16) ..................     18,600        *           21,450        1.5           1.1
Gary L. Tapella (17) ..................      3,000        *            --           --            4.4
Ronald P. Newman(18) ..................     40,415        *           45,213        3.0           2.2
All directors and executive officers
  as a group (10 persons)(19) .........    679,728       8.7%      1,381,993       67.7%         51.3%

* Less than 1%.

 (1) Unless otherwise indicated below, (a) the address of each of the beneficial owners identified is 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133 and (b) each person or group has sole voting and investment power with respect to all such shares.

 (2) Although each named person and all directors and executive officers as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of exchange or conversion rights, and the Class B Common Stock is immediately convertible into Common Stock on a one-for-one basis, the number of shares set forth opposite each shareholder's name does not include shares of Common Stock issuable upon conversion of the Company's Class B Common Stock. Includes Class B Common Stock issuable on conversion of the Company's 10% Convertible Subordinated Debentures due 1996 (the "Debentures"). The Debentures have a face value of $500 and are each convertible into 74.18 shares of Class B Common Stock.

                                4

 (3) Alna Capital Associates ("Alna Capital") is a New York limited partnership of which Mr. Nahmad owns a 43% interest and is the sole general partner and David B. Fleeman is a limited partner. The number of shares of Class B Common Stock indicated includes (i) 512,211 shares directly owned and (ii) 165,134 shares issuable upon conversion of the Debentures. The address of Alna Capital is 505 Park Avenue, 16th Floor, New York, New York 10022.

 (4) Includes shares indicated as beneficially owned by Alna Capital. See footnote (3) above. The number of shares of Common Stock indicated also includes (i) 8,401 shares directly owned; (ii) 8,599 shares owned pursuant to the Watsco, Inc. Amended and Restated Profit Sharing Retirement Plan and Trust (the "Profit Sharing Plan"); (iii) 3,300 shares owned by Mr. Nahmad's children; and (iv) 186,875 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan. The number of shares of Class B Common Stock indicated also includes (i) 192,955 shares directly owned; (ii) 324,708 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iii) 21,885 shares issuable upon conversion of the Debentures.

 (5) The address of Rheem Manufacturing Company is 405 Lexington Avenue, 22nd Floor, New York, New York 10174.

 (6) The address of T. Rowe Price and Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

 (7) The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

 (8) The address of Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109.

 (9) The address of Dimensional Fund Advisers, Inc. is 1299 Ocean Avenue, Santa Monica, California 90401.

(10) The number of shares of Common Stock indicated includes (i) 26,488 shares directly owned and (ii) 1,500 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(11) Excludes shares beneficially owned by Alna Capital. See footnote (3) above. The number of shares of Common Stock indicated includes (i) 12,195 shares directly owned; (ii) 90,468 shares owned by Fleeman Builders, a Florida partnership of which Mr. Fleeman is a General Partner; (iii) 19,689 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iv) 10,015 shares owned by 3JG Trust of which Mr. Fleeman is a trustee. The number of shares of Class B Common Stock indicated includes (i) 5,907 shares directly owned and (ii) 19,372 shares owned by Fleeman Builders.

(12) Includes (i) 2,250 shares directly owned and (ii) 2,250 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(13) The number of shares of Common Stock indicated is owned by Republic Trading, Inc. ("Republic Trading") of which Mr. Motta is a principal. The number of shares of Class B Common Stock indicated includes (i) 6,747 shares directly owned; (ii) 24,554 shares issuable upon conversion of the Debentures owned by Republic Trading; and (iii) 30,780 shares owned by Republic Trading.

(14) The number of shares of Common Stock indicated includes (i) 555 shares directly owned and (ii) 15,278 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

                                5

(15) The number of shares of Common Stock indicated includes (i) 11,229 shares directly owned; (ii) 3,411 shares owned by Mr. Moss's spouse; and
     (iii) 11,813 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(16) The number of shares of Common Stock indicated includes (i) 1,300 shares directly owned; (ii) 12,800 shares owned by a trust of which Mr. Potamkin is a trustee; and (iii) 4,500 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(17) The number of shares of Common Stock indicated excludes 964,361 shares owned by Rheem Manufacturing Company, of which Mr. Tapella is the President and Chief Executive Officer.

(18) The number of shares of Common Stock indicated includes (i) 3,513 shares directly owned; (ii) 1,702 shares owned by Mr. Newman's spouse; (iii) 4,420 shares owned pursuant to the Profit Sharing Plan; and (iv) 30,780 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan. The number of shares of Class B Common Stock indicated includes (i) 3,200 shares directly owned and (ii) 42,013 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(19) Includes shares beneficially owned by directors and executive officers, as described in footnotes (3), (4), (10), (11), (12), (13), (14), (15),
     (16), (17) and (18).

                                      I.
                            ELECTION OF DIRECTORS

NOMINEES

   The Company's Amended and Restated Articles of Incorporation and Bylaws provide that the Board of Directors shall consist of not less than three nor more than nine members, and shall be divided, as nearly as possible, into three equal divisions to serve in staggered terms of office of three years. Each director elected at the Annual Meeting will serve for a term expiring at the 1999 Annual Meeting of Shareholders or until his successor has been duly elected and qualified.

   One director is to be elected at the Annual Meeting by the holders of Common Stock voting separately as a class. Mr. Paul F. Manley has been nominated as the director to be elected by the holders of Common Stock and proxies will be voted for Mr. Manley absent contrary instructions. Mr. Manley has served as a Director of the Company since 1984.

   Two directors are to be elected at the Annual Meeting by the holders of Class B Common Stock voting separately as a class. Messrs. Nahmad and Coape-Arnold, who have served as directors of the Company since 1973 and 1981, respectively, have been nominated as the directors to be elected by the holders of Class B Common Stock and proxies will be voted for Messrs. Nahmad and Coape-Arnold absent contrary instructions.

   The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees, if any, and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

   The directors and executive officers of the Company are as follows:

 NAME                 AGE   POSITION WITH THE COMPANY
- ------------------  ------  ------------------------------------------------
Albert H. Nahmad      55    Chairman of the Board and President
Ronald P. Newman      49    Chief Financial Officer, Secretary and
                            Treasurer
D.A. Coape-Arnold     78    Director
David B. Fleeman      82    Director
James S. Grien        38    Director
Paul F. Manley        59    Director
Bob L. Moss           48    Director
Roberto Motta         82    Director
Alan H. Potamkin      47    Director
Gary L. Tapella       52    Director

   ALBERT H. NAHMAD has served as Chairman of the Board and President of the Company since December 1973. Mr. Nahmad is the general partner of Alna Capital Associates, a New York limited partnership, which is the principal shareholder of the Company. Mr. Nahmad also serves as a member of the Board of Directors of the Panama Canal Commission, a United States federal agency. Additionally, Mr. Nahmad is a Director of American Bankers Insurance Group, Inc. and Pediatrix Medical Group, Inc., both of which are publicly held companies.

   RONALD P. NEWMAN has served as Chief Financial Officer, Secretary and Treasurer of the Company since October 1982. Prior to joining the Company, Mr. Newman, a certified public accountant, was associated with the accounting firm of Arthur Young & Company from 1977 to 1982.

   D. A. COAPE-ARNOLD has been a director of the Company since 1981. From 1982 to present, Mr. Coape-Arnold has served as a consultant for a variety of businesses. From 1978 until 1982, he served as Vice President of The Wickes Corporation, a diversified New York Stock Exchange company. From 1961 to 1978, he served as Vice President and Group Executive of W. R. Grace & Co., a diversified New York Stock Exchange holding company.

   DAVID B. FLEEMAN has been a director of the Company since 1977. Since 1956, Mr. Fleeman has served as the Managing Partner of Fleeman Builders, a Florida general partnership engaged primarily in real estate development.

   JAMES S. GRIEN has been a director of the Company since 1994. Mr. Grien is a Managing Director of Prudential Securities, Inc. and has been employed by Prudential Securities, Inc. in various positions since l989.

   PAUL F. MANLEY has been a director of the Company since 1984. Mr. Manley served as Executive Director of the law firm of Holland & Knight from 1987 to 1991. From 1982 to 1987, Mr. Manley served as Vice President of Planning at Sensormatic Electronics Corporation, a publicly held manufacturer of electronic article surveillance systems. Prior to 1982, Mr. Manley served as the Managing Partner of the Miami office of Arthur Young & Company.

   BOB L. MOSS has been a director of the Company since 1992. Since 1986, Mr. Moss has served as Chairman of the Board and President of Centex-Rooney Enterprises, Inc., the largest general contractor in the real estate industry in the Southeastern United States, Caribbean and Bahamas.

   ROBERTO MOTTA has been a director of the Company since 1975. Mr. Motta has been engaged as a private investor in various business activities for more than five years.

   ALAN H. POTAMKIN has been a director of the Company since 1994. Since 1970, Mr. Potamkin has served as President of Potamkin Companies, one of the nation's largest retail automobile dealers. In addition, Mr. Potamkin is an owner of various media properties and an owner of Office Depot, Inc. franchises in eastern Europe.

   GARY L. TAPELLA has been a director of the Company since April 1996. Since 1991, Mr. Tapella has served as President of Rheem Manufacturing Company, one of the nation's largest manufacturers of air conditioning, heating and water heating equipment.

   The Company's Amended and Restated Articles of Incorporation provide for the Board of Directors to have up to nine members, to be divided as nearly as possible in three equal divisions to serve in staggered terms of three years. Each division consists of one director to be elected by the holders of Common Stock and two directors to be elected by the holders of Class B Common Stock. The number of members comprising the Board of Directors presently is nine, three of whom are Common Stock directors and six of whom are Class B Common Stock directors. Messrs. Manley (Common Stock), Nahmad (Class B) and Coape-Arnold (Class B) serve until the 1996 Annual Meeting of Shareholders; Messrs. Potamkin (Common Stock), Motta (Class B) and Tapella (Class B) serve until the 1997 Annual Meeting of Shareholders; and Messrs. Grien (Common Stock), Fleeman (Class B) and Moss (Class B) serve until the 1998 Annual Meeting of Shareholders. See "Election of Directors".

   There are no arrangements or understandings with respect to the selection of officers or directors. The Company pays each director who is not an employee a $1,000 fee for each meeting of the Board of Directors attended and reimburses directors for their expenses in connection with their activities as directors of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (SEC), the New York Stock Exchange and the American Stock Exchange. Officers, directors and greater than ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

   Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1995.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   During the fiscal year ended December 31, 1995, the Company's Board of Directors took certain actions by unanimous written consent and held three meetings. During 1995, other than Messrs. Coape- Arnold and Motta, no incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

   The Board of Directors has established four standing committees: (1) the Audit Committee, (2) the Compensation Committee, (3) the Stock Option Committee and (4) the Nominating Committee.

   Messrs. Manley and Potamkin are members of the Audit Committee, which held one meeting during 1995. The duties and responsibilities of the Audit Committee include (a) recommending to the full Board of Directors the appointment of the Company's independent auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls, and (d) having general responsibility for all related auditing matters.

   Messrs. Manley and Fleeman are members of the Compensation Committee, which held two meetings during 1995. The Compensation Committee reviews and determines the compensation of the Company's officers.

   Messrs. Moss and Grien are members of the Stock Option Committee. The Stock Option Committee administers the Company's stock option plans and has the power and authority to (a) determine the persons to be awarded options and the terms thereof pursuant to the terms of the plans, and (b) construe and interpret the Company's stock option plans.

   Messrs. Nahmad and Moss are members of the Nominating Committee. The Nominating Committee is responsible for (a) establishing procedures for the selection and retention of members of the Board of Directors, (b) evaluating Board nominees and members, and (c) recommending nominees.

                            EXECUTIVE COMPENSATION

   The following table sets forth the aggregate compensation paid to the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus for the 1995 fiscal year was $100,000 or more.

                          SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                         ---------------------------------------------   ----------------------------
                                FISCAL                                   OTHER ANNUAL       STOCK        ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR       SALARY         BONUS       COMPENSATION(1)     OPTIONS    COMPENSATION(2)
- ----------------------------  ---------  -----------   --------------  ----------------  ----------  ----------------
Albert Nahmad                    1995      $379,633    $550,000(3)           --             --           $2,250
 President and Chief             1994      $368,391    $528,000(3)           --             --           $3,538
 Executive Officer               1993      $358,775    $222,000(3)           --           60,000         $3,433

Ronald P. Newman                 1995      $145,607    $ 62,500              --             --           $2,250
 Vice President of Finance,      1994      $140,240    $ 52,000              --             --           $2,890
 Secretary and Treasurer         1993      $138,450    $  1,000(3)           --           10,000         $2,827

(1) The officers listed in this table receive certain personal benefits; however, such additional benefits do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for any of the years reported.

(2) These amounts represent the Company's contribution to the Profit Sharing Plan. The Profit Sharing Plan is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended.

(3) In 1994, includes a bonus of $200,000 paid to Mr. Nahmad which normally would have been paid in 1995. In 1993, includes a bonus of $212,000 paid to Mr. Nahmad which normally would have been paid in 1994. The Compensation Committee approved payment of these bonuses for tax withholding requirements. 1993 also does not include bonuses of $420,000 and $49,000 paid to Mr. Nahmad and Mr. Newman, respectively, which were paid in 1992. The Compensation Committee approved payment of these bonuses in order to take advantage of the 1992 income tax rate change.

                      OPTION GRANTS IN FISCAL YEAR 1995

   The Company did not grant any stock options or appreciation rights to the Company's executive officers during fiscal 1995.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION VALUES

   The following table sets forth certain information concerning stock options exercised in 1995 and unexercised stock options held by the Company's executive officers as of December 31, 1995.

                                                              NUMBER OF                    VALUE OF UNEXERCISED
                      NUMBER OF                    UNEXERCISED OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                       SHARES                             FISCAL YEAR END                     FISCAL YEAR END
                      ACQUIRED        VALUE      ---------------------------------  --------------------------------
NAME                 ON EXERCISE     REALIZED    EXERCISABLE(1)    UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
- -----------------  --------------  -----------   ---------------  ----------------  --------------  ----------------
Albert H. Nahmad         --             --           478,250             --           $4,367,128           --

Ronald P. Newman         --             --            67,793             --           $  620,480           --

(1) Represents options as to 186,875 shares of Common Stock and 291,375 shares of Class B Common stock for Mr. Nahmad and 30,780 shares of Common Stock and 37,013 shares of Class B Common Stock for Mr. Newman granted pursuant to the 1991 Plan.

EMPLOYMENT AGREEMENT

   In March 1996, the Company renewed an employment agreement with Albert H. Nahmad which expires January 31, 1999 and each January 31 automatically extends one year from its then expiration date unless the Compensation Committee shall have notified Mr. Nahmad to the contrary in writing prior to that date. Under the terms of the employment agreement, Mr. Nahmad shall be employed as President and Chairman of the Board of the Company at an annual salary of not less than $480,000. Additionally, Mr. Nahmad will receive additional compensation of $450,000 on January 2, 1997, provided he does not voluntarily leave employment of the Company before that date, and will be entitled to additional compensation pursuant to an Incentive Plan. See "Approval of Incentive Plan for President and Chief Executive Officer."

REVERSE SPLIT DOLLAR AGREEMENT

   The Company's executive officers participate in a reverse split dollar insurance program which provides the Company limited interests in the insurance policies, including death benefits aggregating approximately $5 million plus any prepaid and unearned premiums. Under the insurance program, the officers retain all incidents of ownership in excess of the Company's limited interests.

KEY EXECUTIVE DEFERRED COMPENSATION AGREEMENT

   The Company entered into a Key Executive Deferred Compensation Agreement (the "Deferred Compensation Agreement") on January 31, 1983, with Mr. Nahmad that provides benefits to Mr. Nahmad or his family upon disability, death or retirement or upon change in control of the Company. The minimum monthly benefit payable under the plan is based on Mr. Nahmad's length of service to age 65 and is the lesser of one-twelfth (1/12) of 10% of (i) $727,000 plus certain amounts accrued for each year of service, or (ii) his maximum annual salary prior to the event triggering payment of benefits. The estimated minimum annual benefits payable to Mr. Nahmad upon retirement at age 65 and the service to the Company that will have been completed by him are $72,700 and 33 years, respectively.

                      COMMITTEES' REPORT TO SHAREHOLDERS

   The Company's executive compensation programs are based on three components: base salary, annual incentives and long-term compensation; each intended as an important piece of the overall compensation philosophy.

   Base salary is used to attract and retain the Company's key executives and is calculated using comparisons with the Company's industry competitors and/or companies of similar market value. Salaries are reviewed by the Compensation Committee on an annual basis.

   Annual incentives are a significant component of executive compensation, reflecting the Company's belief that management's contribution to shareholder returns (via increasing stock prices and dividends) comes from maximizing earnings and the potential of the Company. Each executive officer has an annual incentive opportunity based upon the pre-tax earnings of the Company. By its extensive reliance on this incentive compensation system, which has been employed by the Company for the Chief Executive Officer without material change for more than five years, the Company links a substantial portion of the executive officers' annual pay directly to profits. As a result of this approach, the Company's executives' total compensation is likely to vary from year to year more significantly than the pay of executives of many of the Company's competitors. This philosophy is essential to an entrepreneurial business such as the Company's business. Certain other employees have their pay levels set primarily in relation to comparisons to similar executives of competitors, with additional annual incentives based on the attainment of specific objectives supporting the overall goals of the Company.

   In terms of long-term compensation, management incentives generally are provided through annual grants of stock options to the Company's executives to retain and motivate executives to improve the Company's stock value. Stock options have been granted at an exercise price equal to the closing price of the Company's Common Stock or Class B Common Stock as reported by the New York Stock Exchange and the American Stock Exchange, respectively, on the day prior to the date of grant. Accordingly, grants of stock options will produce value only if there are increases in the underlying stock price. There were no grants of stock options to executive officers in 1995. The Company provides no defined benefit pension plan nor supplemental executive retirement plan but does provide a 401(k) plan for all of its employees employed for at least one year.

   In 1995, the Company's pre-tax earnings increased to $14.1 million, up 17% from $12.0 million in 1994, despite continued economic weakness in California, one of the Company's primary markets. The 1995 results include the operations of four businesses acquired during 1995 from the date of their acquisitions, which positioned the Company in three additional states and strengthened its position in existing markets. During the last five years, a time period among the most challenging faced in the history of the home building industry, management, through its strategy of acquisitions and capturing replacement market share, has achieved consistent growth in earnings and has been successful in positioning the Company as a leader in the residential central air conditioner industry in Florida, Texas and California, the three largest air conditioner markets in the United States, as well as in North Carolina, Alabama, Arkansas, Louisiana, Arizona and Nevada.

   These successful efforts of the Company's management team were led by the Company's President and Chief Executive Officer, Albert H. Nahmad. Mr. Nahmad's base compensation was increased during

1995 to $379,633, representing a 3% cost of living increase from his 1994 base salary. As discussed in more detail below, Mr. Nahmad and other key executives of the Company received a significant portion of their total compensation through incentive compensation.

   In order to promote an increase in net worth of the Company, maximize the return to shareholders and effectively motivate senior management, the executive compensation philosophy of the Company has been to link compensation with Company performance.

   In order to take advantage of income tax rates prevailing at the time, the Committee approved the payment of bonuses to executive officers in 1992 which normally would have been paid in 1993 and certain bonuses in 1993 and 1994 which normally would have been paid in 1994 and 1995, respectively. Therefore Mr. Nahmad received 66% of his cash compensation related to 1995 from incentives. The Committee believes that this represents evidence of the strong and explicit link between executive compensation and the creation of shareholder value.

   Decisions with regard to compensation of the Company's executives are made by the two-member Compensation Committee, which has meetings at least once a year and is called upon to meet more often when the need arises. Decisions with regard to stock options for all employees of the Company are made by the two-member Stock Option Committee, which is called upon to meet when the need arises. Each member of the Committees is a non-employee director. The executive compensation practices of the Company are constantly re-evaluated to ensure their relevance, their support of the strategic goals of the Company and their contribution to the creation of shareholder value.

   The above Committees' Report to Shareholders of the Compensation and Stock Option Committees and the Company's Common Stock Price Performance Graph which follows shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

   In December 1993, the Internal Revenue Service issued proposed regulations concerning compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) generally disallows a public company's deduction for compensation to any one employee in excess of $1 million per year unless the compensation is pursuant to a plan approved by the public company's shareholders. Amounts payable to Mr. Nahmad pursuant to his employment agreement, which expired January 31, 1996, are excluded under
Section 162(m) as such employment agreement was in effect prior to February 17, 1993 and had not been materially modified. Accordingly, the Compensation Committee does not anticipate that the Named Executive Officers received annual cash compensation in excess of the $1 million cap provided in Section 162(m) in 1995.

   In March 1996, the Compensation Committee renewed and amended the employment agreement between the Company and Mr. Nahmad. The terms of the employment agreement include a provision for an Incentive Plan for Mr. Nahmad. Shareholders of the Company will vote at the 1996 Annual Meeting to ratify the Incentive Plan for Mr. Nahmad. See "Approval of Incentive Plan for President and Chief Executive Officer." Such Incentive Plan is intended to comply with the provisions of Section 162 (m).

                      COMPENSATION AND STOCK OPTION COMMITTEES

                      COMPENSATION COMMITTEE:
                        Paul F. Manley, Chairman
                        David B. Fleeman

                      STOCK OPTION COMMITTEE:
                        Bob L. Moss, Chairman
                        James S. Grien

April 15, 1996

                 WATSCO, INC. COMMON STOCK PRICE PERFORMANCE

   The following graph compares the cumulative total shareholder return of Watsco, Inc. Common Stock and Class B Common Stock, based on their market prices and assuming reimbursement of dividends, with (i) the S & P Small-Cap 600 Index, (ii) the AMEX Market Index and (iii) a Peer Group Index.

   The Peer Group Index is comprised of the following publicly traded companies: Hughes Supply, Inc.; SPX Corp.; Noland Company; and Inter-City Products, Inc. The Company believes that this information demonstrates that the compensation earned by its executive officers compares consistently with increased shareholder value.

                                   1/1/91  12/31/91 12/31/92 12/31/93 12/31/94 12/31/95
Watsco, Inc. Common Stock            100     105      169      181      237      388
Watsco, Inc. Class B Common Stock    100     121      111      119      156      251
Peer Group Index                     100     103      134      127      120      124
S&P Small-Cap 600                    100     148      180      213      203      264
AMEX Market Index                    100     128      130      155      141      178


   The line graph assumes that $100 was invested on January 1, 1991 in the Company's Common Stock and Class B Common Stock, the S & P Small-Cap 600 Index, the AMEX Market Index and the Peer Group Index.

   The closing price of the Company's Common Stock and Class B Common Stock was $17 7/8 and $17 1/2 , respectively, at December 31, 1995. As of the Record Date, the closing price of the Company's Common Stock and Class B Common Stock was $26 1/4 and $27 per share, respectively. The stock price performance of Watsco, Inc. Common Stock and Class B Common Stock depicted in the graph above represents past performance only and is not necessarily indicative of future performance.

                             CERTAIN TRANSACTIONS

   Alna Capital Associates, a New York limited partnership ("Alna Capital") of which Mr. Nahmad, the Company's President and Chief Executive Officer, is the sole general partner, owns $1,113,000 of the Company's 10% Convertible Subordinated Debentures due 1996 that are convertible into shares of Class B Common Stock (see "Beneficial Security Ownership"). In 1995, the Company made interest payments totaling $117,550 to Alna Capital as a result of its ownership of the Debentures.

                                     II.
                       PROPOSAL TO RATIFY AN AMENDMENT
                        TO THE 1991 STOCK OPTION PLAN

   The Company has in effect the 1991 Stock Option Plan adopted by the Board of Directors in March 1991, ratified by the stockholders in June 1991, amended by the Board of Directors in December 1992 and ratified, as amended, by the stockholders in June 1993 (the "1991 Plan"), pursuant to which options to purchase an aggregate of 1,372,500 shares (adjusted for stock dividends and stock splits) of Common Stock and Class B Common Stock may be granted. At the Record Date, there were 11,364 options available for future grant. In April 1996, the Company's Board of Directors adopted, subject to approval by the Company's shareholders, an amendment to the 1991 Plan. The only change effected by the amendment is to increase the aggregate shares of Common Stock and Class B Common Stock available for grant under the 1991 Plan by 500,000 shares. The material features of the 1991 Plan, as amended, are discussed below; however, the description is subject to and qualified in its entirety by the full text of the 1991 Plan which is available from the Company upon request.

   The purpose of the 1991 Plan is to encourage stock ownership by certain directors and key employees, including officers of the Company and its subsidiaries, so that they may have an additional incentive to provide management services to the Company and to remain in the employ of the Company. In furtherance of this purpose, the 1991 Plan authorizes, among other things, the granting of options to purchase Common Stock and Class B Common Stock to persons selected by the Stock Option Committee from all regular employees (approximately 1,200 persons) and directors of the Company.

   Approval of the 1991 Plan, as amended, by the Company's shareholders is one of the conditions of Rule 16b-3, a rule promulgated by the SEC that provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the acquisition of options and certain other transactions by officers and directors under the 1991 Plan. Shareholder approval of the 1991 Plan, as amended, is also required (i) in order for the 1991 Plan to be eligible under the "plan leader" exemption from the margin requirements of Regulation G promulgated under the Exchange Act, and (ii) by the rules of the New York Stock Exchange and American Stock Exchange.

   The 1991 Plan is a qualified stock option plan as the term is defined in
Section 422 of the Code. Any option granted under the 1991 Plan may be designated as an incentive stock option ("ISO"), within the meaning of
Section 422, or as nonqualified stock option.

   The 1991 Plan is administered by the Stock Option Committee (the "Committee") of the Board of Directors. The Committee in its sole discretion determines the persons who will receive options under the 1991 Plan, the number of shares of Common Stock and Class B Common Stock subject to each option, option exercise prices, the date or dates on which options vest, become exercisable or expire, whether an option is an ISO or nonqualified stock option and other terms and conditions as the Committee shall determine. The 1991 Plan also requires that the Committee consist of directors who are "disinterested persons", as required for compliance with Rule 16b-3, in the event that options are granted to employees who are officers or directors of the Company. A disinterested person is a director who is not, during the one year prior to his service as administrator of the 1991 Plan, or during such service, granted or awarded equity securities pursuant to the 1991 Plan or any other plan of the Company, with certain exceptions.

   The shares acquired upon exercise of options granted under the 1991 Plan will be authorized and issued shares of Common Stock or Class B Common Stock. The Company's shareholders will not have any preemptive rights to purchase or subscribe for any Common Stock or Class B Common Stock by reason of the reservation and issuance of Common Stock or Class B Common Stock under the 1991 Plan. If any option granted under the 1991 Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject that option will again be available for purposes of the 1991 Plan.

OPTIONS GRANTED UNDER THE 1991 PLAN

   In order to furnish additional incentives to the executive officers of the Company, on February 1, 1996, the Committee granted, subject to shareholder approval of the amendment to increase the number of shares available under the 1991 Plan, nonqualified stock options for 100,000 shares and 15,000 shares of Class B Common Stock to Mr. Nahmad and Mr. Newman, respectively. All of such options were granted with an exercise price equal to $16 1/2 (the closing price on the American Stock Exchange on the business day immediately preceding the date of grant) and have a term of ten years. Of such options, 33 1/3 % are immediately exercisable (subject to shareholder approval of the 1991 Plan at the Annual Meeting) and 33 1/3 % will become exercisable on each successive anniversary of February 1 until fully exercisable.

   As of the Record Date, subject to shareholder approval of the increase in shares awarded under the 1991 Plan, options to purchase 490,834 shares of Common Stock and 443,388 shares of Class B Common Stock were outstanding at exercise prices ranging from $6 to $26 3/4 per share (fair market value at the dates of grant) and options to purchase 318,298 shares of Common Stock and 362,541 shares of Class B Common Stock were exercisable at prices ranging from $6 to $16 1/2 per share.

   The table below indicates, as of the Record Date, the aggregate number (adjusted for stock dividends and stock splits) of options granted under the Plan since its inception to the persons and groups indicated, and the number of outstanding options held by such persons and groups as of such date.

                                                               OPTIONS GRANTED        OPTIONS OUTSTANDING
                                                           ----------------------   ----------------------
                                                                         CLASS B                  CLASS B
                                                             COMMON       COMMON      COMMON      COMMON
NAME OF INDIVIDUAL OR GROUP     POSITION                      STOCK       STOCK       STOCK        STOCK
- ------------------------------  -------------------------  ----------   ----------  ----------  ----------
Albert H. Nahmad                Chairman of the Board        418,125     430,750     186,875      391,375
                                 and President
Ronald P. Newman                V.P., Finance, Secretary     121,155      55,013      30,780       52,013
                                 and Treasurer
D.A. Coape-Arnold               Director                       1,500        --         1,500         --
David B. Fleeman                Director                      27,564        --        19,689         --
James S. Grien                  Director                      11,250        --        11,250         --
Roberto Motta                   Director                      27,564        --          --           --
Paul F. Manley                  Director                      15,278        --        15,278         --
Bob L. Moss                     Director                      23,626        --        11,813         --
Alan H. Potamkin                Director                      11,250        --        11,250         --
Gary L. Tapella                 Director                       7,500        --         7,500         --
All current Executive
  Officers                                                   539,280     485,763     217,655      443,388
All current directors who are
  not Executive Officers                                     125,532        --        78,280         --
All employees, other than                                                                            --
  Executive Officers                                         320,687     194,702     194,899

   The Company's management believes that options granted under the 1991 Plan have been and will be awarded primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of options are to be made are to be determined from time to time by the Committee in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive options or the number of shares for which options will be granted.

CERTAIN TERMS AND CONDITIONS

   All grants of options under the 1991 Plan must be evidenced by a written agreement between the Company and the optionee. Such agreement shall contain such terms and conditions as the Committee shall prescribe, consistent with 1991 Plan, including, without limitation, the exercise price, term, and restrictions on the exercisability of the options granted.

   Under the 1991 Plan, the option price per share of Common Stock or Class B Common Stock may be any price determined by the Committee, provided, however, that in no event shall the option price of any incentive stock option be less than the fair market value per share of Common Stock or Class B Common Stock. For purposes of the 1991 Plan, and for so long as the Company's Common Stock or Class B Common Stock is listed on the New York Stock Exchange and American Stock Exchange, respectively, "fair market value" means the closing price of the Common Stock or Class B Common Stock as reported on the New York Stock Exchange and American Stock Exchange, respectively, on the business day immediately preceding the date of grant, unless the Committee shall determine otherwise in a fair and uniform manner. The exercise price of an option may be paid in cash, by certified or official bank check, by money order or by delivery of shares of the Company's Common Stock or Class B Common Stock already owned by the optionee, or by a combination of the foregoing. The 1991 Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. If the exercise price is paid with the optionee's promissory note, the note must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender, and (iii) be secured by the shares of common stock purchased. Cash payments received by the Company for the exercise of options will be used by the Company for general corporate purposes. Payments made in common stock must be made by delivery of stock certificates in negotiable form.

   The use of already owned shares of common stock applies to payment for the exercise of an option in a single transaction and to the "pyramiding" of already owned shares in successive simultaneous option exercises. In general, pyramiding permits an option holder to start with as little as one share of common stock and exercise an entire option to the extent then exercisable (no matter what number of shares subject thereto). By utilizing already owned shares of common stock, no cash (except for fractional share adjustments) is needed to exercise an option. Consequently, the optionee would receive common stock equal in value to the spread between the fair market value of the shares subject to the option and the exercise price of the option.

   No option granted under the 1991 Plan is assignable or transferable, other than by will or by the laws of decent and distribution. During the lifetime of an optionee, an option is exercisable only by the optionee. The expiration date of an option will be determined by the Committee at the time of the grant, but in no event will an option be exercisable after the expiration of 10 years from the date of the grant. An option may be exercised at any time from time to time or only after a period of time or in installments, as the Committee determines. The Committee may, in its sole discretion, accelerate the date on which any option may be exercised. Each outstanding option will automatically become exercisable in the event of certain transactions, including certain changes in control of the Company, certain mergers and reorganizations, and certain dispositions of substantially all the Company's assets.

   The unexercised portion of any option granted under the 1991 Plan shall automatically be terminated (a) three months after the date on which the optionee's employment is terminated for any reason other than (i) cause (as defined in the 1991 Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon termination of the optionee's employment for cause; (c) twelve months after the date on which the optionee's employment is terminated by reason of mental or physical disability; or (d) twelve months after the date on which optionee's employment is terminated by reason of the optionee's death, or three months after the date on which the optionee shall die if such death shall occur during the one year period following the termination of the optionee's employment by reason of mental or physical disability.

   To prevent dilution of the rights of option holders, the 1991 Plan provides for appropriate adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options, in the event of any increase or decrease in the number of issued and outstanding shares of the Company's Common Stock or Class B

Common Stock resulting from a stock dividend or stock split, recapitalization or other capital adjustment of the Company. The Committee has discretion to make appropriate antidilution adjustments to outstanding options in the event of a merger, consolidation or other reorganization of the Company or a sale or other disposition of substantially all the Company's assets.

   The 1991 Plan will expire on March 1, 2001, and any option outstanding on such date will remain outstanding until it expires or is exercised. The Committee may amend the 1991 Plan or any option at any time provided that such amendment may not adversely affect the rights of an optionee under an outstanding option without the optionee's consent. In addition, no such amendment may, without approval of the Company's shareholders (a) materially increase the benefits accruing to participants under the 1991 Plan, (b) materially increase the number of shares of common stock reserved for issuance under the 1991 Plan, or (c) materially modify the requirements for eligibility to receive options under the 1991 Plan.

FEDERAL INCOME TAX CONSEQUENCES

   The 1991 Plan is not qualified under the provisions of Section 401 (a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

   NONQUALIFIED STOCK OPTIONS. On exercise of a nonqualified stock option granted under the Stock Option Plan, an optionee (other than an officer or director of the Company) will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the option of the shares of Common Stock or Class B Common Stock acquired on exercise over the exercise price. That income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee's holding period for those shares will begin on that date.

   An officer or director of the Company or any other person to whom the short-swing profit recovery provisions of Section 16(b) of the Exchange Act apply in connection with an option under the 1991 Plan (a "Reporting Person") generally will not recognize ordinary income until the earlier of the expiration of the six month period after the exercise of an option and the first day on which a sale at a profit of shares acquired on exercise of the option would not subject the Reporting Person to suit under Section 16(b) of the Exchange Act. The amount of ordinary income will equal the excess, if any, of the fair market value of the shares on the date the income is recognized over the exercise price of the option. A Reporting Person, however, is entitled under Section 83(b) of the code to elect to recognize ordinary income on the date of exercise of the option, in which case the amount of income will be equal to the excess, if any, of the fair market value of the shares on that date over the exercise price of the option. A
Section 83(b) election must be made within 30 days after exercising the option.

   If an optionee pays for shares of Common Stock or Class B Common Stock on exercise of an option by delivering shares of the Company's Common Stock or Class B Common Stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered and the holding period for those shares will include the holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

   The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constituted an ordinary and necessary business expense for the Company and is reasonable in amount, and either the optionee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

   INCENTIVE STOCK OPTIONS. The 1991 Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

   If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income the optionee recognizes will not exceed the gain, if any realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term capital gain, depending on whether the holding period for the share exceeds one year.

   An optionee who exercises an incentive stock option by delivering shares of Common Stock or Class B Common Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

   For purposes of the alternative minimum tax, the amount by which the fair market value of a share of Common Stock or Class B Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an item of adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no item of adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the item of adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

   The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the optionee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

   IMPORTANCE OF CONSULTING TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee may depend on his particular situation, each optionee should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an option or the disposition of Common Stock or Class B Common Stock acquired on exercise of an option.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND RATIFICATION OF THE AMENDMENT TO THE COMPANY'S 1991 STOCK OPTION PLAN.

                                     III.
                   APPROVAL OF INCENTIVE PLAN FOR PRESIDENT
                         AND CHIEF EXECUTIVE OFFICER

   In March 1996, the Compensation Committee of the Board of Directors approved the renewal and amendment of an employment agreement which, among other things, provides an incentive plan (the "Incentive Plan") under which annual incentive compensation for Mr. Nahmad, the Company's President and Chief Executive Officer, will be determined. The Incentive Plan is designed to provide performance compensation to Mr. Nahmad consistent with attaining specific growth goals of the Company.

   The Revenue Reconciliation Act of 1993 added Section 162(m) to the Code effective January 1, 1994. Section 162(m) provides, among other things, that compensation in excess of $1 million paid to a corporation's Chief Executive Officer and the four other highest paid executive officers who are employed by the corporation at the end of a fiscal year will not be deductible for Federal income tax purposes unless the compensation is "qualified performance-based compensation." The Compensation Committee believes that the Incentive Plan, subject to shareholder approval, complies with the requirements of Section 162(m). A copy of the Incentive Plan is available from the Company upon request. The following is a summary of the material terms of the Incentive Plan:

   ADMINISTRATION. The Incentive Plan will be administered by the Compensation Committee of the Board of Directors. The only eligible participant in the Incentive Plan is Mr. Nahmad.

   OPERATION OF THE INCENTIVE PLAN. Under the Incentive Plan, the Compensation Committee sets appropriate performance targets relating to one or more of the following: income before income taxes, net income, earnings per share or Common Stock price. The goals established by the Compensation Committee can be different for each year. Except as otherwise permitted by
Section 162(m), the goals must be established no later than 90 days after the commencement of the fiscal year to which the bonus relates. The Compensation Committee may amend the Incentive Plan; however, no amendment shall be effective if it would require shareholder approval to comply with Section 162(m), unless requisite shareholder approval is obtained.

   Assuming the Incentive Plan had been in effect in 1995, Mr. Nahmad would have received incentive compensation of $790,000 using the performance targets provisionally established by the Compensation Committee for Mr. Nahmad for 1996. The amounts paid to Mr. Nahmad for 1996 may be higher than such amount.

   It is recognized by the Company that, at times, there may be years in which it wishes to pay Mr. Nahmad special non-performance based compensation to reward unexpected accomplishments. At such times, the Compensation Committee may award additional non-incentive compensation to Mr. Nahmad in such amount as it shall desire but in no such case shall total non-performance based compensation exceed that amount which is tax deductible. Performance based compensation shall be paid as soon after year end as the amount of such compensation can be determined with reasonable certainty and the Compensation Committee has certified that the performance goals have been met.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE INCENTIVE PLAN FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER.

                                     IV.
              RATIFICATION OF THE REAPPOINTMENT OF THE COMPANY'S
              PRINCIPAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   The firm of Arthur Andersen LLP, independent certified public accountants, has been the Company's auditor since 1985 and has advised the Company that the firm does not have any direct financial interest or indirect financial interest in the Company or any of its subsidiaries.

   The Board of Directors, on the recommendation of the Company's Audit Committee, has selected Arthur Andersen LLP as the Company's principal independent certified public accountants for the year ending December 31, 1996. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE REAPPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S PRINCIPAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 1996.

                                OTHER BUSINESS

   The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                 INFORMATION CONCERNING SHAREHOLDER PROPOSALS

   Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be presented at the 1997 Annual Meeting to Shareholders must deliver a proposal in writing to the Company's principal executive offices on or before December 16, 1996.

                                           By Order of the Board of Directors


                                           RONALD P. NEWMAN, Secretary

Coconut Grove, Florida
April 15, 1996

                                 WATSCO, INC.
                        PROXY FOR CLASS B COMMON STOCK
                     1996 ANNUAL MEETING OF SHAREHOLDERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints ALBERT H. NAHMAD, RONALD P. NEWMAN and each of them, the true and lawful attorneys, agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares the undersigned is entitled to vote at the 1996 Annual Meeting of Shareholders of WATSCO, INC. to be held on Monday, June 3, 1996, at 10:00 A.M., Eastern Standard Time, at the Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida 33133, and at any and all adjournments thereof, on the following matters:

(1) FOR [ ] WITHHOLD VOTE [ ] the election of Paul F. Manley as a Common Stock Director to serve until the Annual Meeting of Shareholders in 1999 or until his successor is duly elected and qualified;

(2) FOR [ ] AGAINST [ ] WITHHOLD VOTE [ ] the proposal to approve an amendment to the Company's 1991 Stock Option Plan to increase the aggregate number of shares of Common Stock and Class B Common Stock available for grant under the plan by 500,000 shares;

(3) FOR [ ] AGAINST [ ] WITHHOLD VOTE [ ] the approval of the Incentive Plan for Albert H. Nahmad, President and Chief Executive Officer of the Company;

(4) FOR [ ] AGAINST [ ] WITHHOLD VOTE [ ] the reappointment of Arthur Andersen LLP as the Company's independent certified public accountants for the year ending December 31, 1996; and

(5) In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment or postponements thereof.
                                (see reverse side)

                           (continued from other side)

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

   The undersigned hereby acknowledges receipt of (i) the Company's 1995 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 15, 1996.

                                                        Date: _________ , 1996
                                                        ______________________
                                                        ______________________

                                                        Please sign exactly as
                                                        your name appears
                                                        hereon. If stock is
                                                        registered in more
                                                        than one name, each
                                                        holder should sign.
                                                        When signing as an
                                                        attorney,
                                                        administrator,
                                                        executor, guardian or
                                                        trustee, please add
                                                        your title as such. If
                                                        executed by a
                                                        corporation or
                                                        partnership, the proxy
                                                        should be signed in
                                                        full corporate or
                                                        partnership name by a
                                                        duly authorized
                                                        officer or partner as
                                                        applicable.

                                 WATSCO, INC.
                            PROXY FOR COMMON STOCK
                      1996 ANNUAL MEETING OF SHAREHOLDERS
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints ALBERT H. NAHMAD, RONALD P. NEWMAN and each of them, the true and lawful attorneys, agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares the undersigned is entitled to vote at the 1996 Annual Meeting of Shareholders of WATSCO, INC. to be held on Monday, June 3, 1996, at 10:00 A.M., Eastern Standard Time, at the Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida 33133, and at any and all adjournments thereof, on the following matters:

(1) FOR [ ] WITHHOLD VOTE [ ] the election of Albert H. Nahmad and D.A. Coape-Arnold as Class B Directors to serve until the Annual Meeting of Shareholders in 1999 or until their successors are duly elected and qualified, except vote withheld from the following nominee
    _________________________ (if any);

(2) FOR [ ] AGAINST [ ] WITHHOLD VOTE [ ] the proposal to approve an amendment to the Company's 1991 Stock Option Plan to increase the aggregate number of shares of Common Stock and Class B Common Stock available for grant under the plan by 500,000 shares;

(3) FOR [ ] AGAINST [ ] WITHHOLD VOTE [ ] the approval of the Incentive Plan for Albert H. Nahmad, President and Chief Executive Officer of the Company;

(4) FOR [ ] AGAINST [ ] WITHHOLD VOTE [ ] the reappointment of Arthur Andersen LLP as the Company's independent certified public accountants for the year ending December 31, 1996; and

(5) In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment or postponements thereof.
                                (see reverse side)

                           (continued from other side)

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

   The undersigned hereby acknowledges receipt of (i) the Company's 1995 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 15, 1996.

                                                        Date: _________ , 1996
                                                        ______________________
                                                        ______________________

                                                        Please sign exactly as
                                                        your name appears
                                                        hereon. If stock is
                                                        registered in more
                                                        than one name, each
                                                        holder should sign.
                                                        When signing as an
                                                        attorney,
                                                        administrator,
                                                        executor, guardian or
                                                        trustee, please add
                                                        your title as such. If
                                                        executed by a
                                                        corporation or
                                                        partnership, the proxy
                                                        should be signed in
                                                        full corporate or
                                                        partnership name by a
                                                        duly authorized
                                                        officer or partner as
                                                        applicable.

                                2